Exhibit 10.2

5/11/07

EXECUTION VERSION

CONTRACT

# SLC-MSV-C-07030

FOR

LAUNCH SERVICES

BETWEEN

SEA LAUNCH LIMITED PARTNERSHIP

Acting through its General Partner

SEA LAUNCH COMPANY, L.L.C.

AND

Mobile Satellite Ventures LP

By its General Partner

Mobile Satellite Ventures GP Inc.

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PORTIONS OF THIS EXHIBIT MARKED BY AN (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONTRACT FOR LAUNCH SERVICES

This Contract for Launch Services (“Contract”) is made and entered into by and between Sea Launch Limited Partnership, an exempted limited partnership organized under the laws of the Cayman Islands acting through its General Partner, Sea Launch Company, L.L.C., a United States limited liability company organized under the laws of the State of Delaware (“Sea Launch”) and having offices One World Trade Center, Suite 950, Long Beach, California 90831-0950; and Mobile Satellite Ventures LP, a limited partnership organized under the laws of Delaware MSV, (“MSV”), and having offices at 10802 Parkridge Boulevard, Reston, Virginia 20191.

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ARTICLE 1 — DEFINITIONS

The terms used in the Contract shall have the following definitions:

1.1	Assembly and Command Ship or “ACS” means the ship, “Commander”, which serves as the facility for assembly, processing and checkout of the Launch Vehicle; houses the launch control center; acts as the base for tracking the initial ascent of the Launch Vehicle; and provides accommodations for marine and launch crews.

1.2	Business Day means any calendar Day other than the following: a Saturday, Sunday, and any other Day on which national banks are authorized to be closed in New York City, New York.

1.3	Contract means this Contract as defined in Article 2, Contractual Documents.

1.4	Constructive Total Failure means a Constructive Total Loss of the Spacecraft due to performance of the Launch Vehicle.

1.5	Constructive Total Loss shall mean the Spacecraft has lost more than seventy-five percent (75%) of its communications capability or more than seventy-five percent (75%) of its anticipated life, provided, however, that the meaning assigned to the term “Constructive Total Loss” in MSV’s policy of Launch and In-Orbit Insurance, if any, in place at the time of Launch shall take precedence over this definition. MSV shall promptly provide a copy of such definition to Sea Launch after the issuance of such policy of Launch and In-Orbit Insurance, if any.

1.6	Day means a calendar day unless otherwise indicated.

1.7	Effective Date of Contract or “EDC” means the date of last signature of this Contract by an authorized representative of Sea Launch or MSV.

1.8	Excusable Delay shall have the meaning set forth in Article 8, Excusable Delays.

1.9	Home Port means the payload processing area and surrounding facilities for the loading and unloading of the Launch Vehicle and Spacecraft on the Assembly and Command Ship and the Launch Platform.

1.10	Intentional Ignition means, with respect to the Spacecraft, the time in the ignition process for the purpose of Launch that coincides with the opening of the fuel valve to gas generator, occurring at approximately L-3.4 seconds, for ignition of the Launch Vehicle first stage main engine.

1.11	Interface Control Document or “ICD” means the mutually agreed document that defines in detail the interface between the MSV provided Spacecraft system (including support equipment) and the Launch Vehicle system (including facilities and support equipment) for the specific mission.

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1.12	Launch means the Intentional Ignition of the first stage engine of the Launch Vehicle followed by either: (i) release of the hold-down restraints and breaking of the break wire indicating that the launch vehicle has left the launch pad; or, (ii) the subsequent intentional or unintentional destruction of the launch vehicle after release of the hold down restraints, but prior to the break wire breaking. A Launch is deemed not to have occurred in the event of a Terminated Ignition. Notwithstanding anything to the contrary in the Contract, a Launch is deemed to have occurred even if there is a Total Failure, Total Constructive Failure or partial failure of the Launch Vehicle.

1.13	Launch Activities means the activities carried out by either Party or the Related Third Parties of either Party in connection with Licensed Launch Activities and shall include all Launch and pre-launch ground and sea activities beginning with the arrival of the Launch Ready Spacecraft at Home Port and ending with departure of all property and personnel of MSV and its Related Third Parties from Home Port.

1.14	Launch and In-Orbit Insurance means insurance covering the risks of Launch and the risks of in-orbit failures with respect to Partial Loss, Constructive Total Loss and Total Loss of the Spacecraft.

1.15	Launch Base means the Sea Launch Launch Platform from which the Launch will take place, as well as the Assembly and Command Ship from which Launch operations will be directed and monitored.

1.16	Launch Day means the calendar Day within the Launch Slot established for the Launch pursuant to the Contract.

1.17	Launch Opportunity means the availability of a position in the Sea Launch manifest for the Launch of the Spacecraft, based upon these criteria: (i) adequate time and resources to make the necessary preparations for the Launch; and (ii) existing commitments to other Sea Launch customers.

1.18	Launch Period means a period of time of not less than ninety (90) Days within the Launch Semester during which the Launch will occur.

1.19	Launch Platform or “LP” means the marine platform, “Odyssey”, from which the Launch is conducted.

1.20	Launch Ready Spacecraft means: (i) all Spacecraft manufacturing, testing and verification is complete with all manufacturing and test anomaly corrective actions closed; (ii) The Spacecraft has no open recalls on its components or subsystems; (iii) All payload interfaces, environments and loads are compatible with the Zenit 3 SL launch vehicle as established during the mission integration process; (iv) Customer has approved delivery of the Launch Ready Spacecraft to Home Port for Launch.

1.21	Launch Schedule means the then current Launch Semester, Launch Period or the then current Launch Slot or Launch Day, if established.

1.22	Launch Semester means a period of time not less than one hundred eighty (180) Days as established in Article 6, Launch Schedule, during which the Launch will occur.

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1.23	Launch Services means the services to be provided by Sea Launch set forth in Article 3, Services to be provided by Sea Launch.

1.24	Launch Site means the geographic location on the equator from which the Launch will take place; specifically, 0 degrees N latitude, 154 degrees W longitude.

1.25	Launch Slot means a thirty (30) Day period of time within the Launch Period during which the Launch will occur.

1.26	Launch Vehicle means the expendable launch vehicle Zenit 3SL, utilized by Sea Launch to perform the Launch of the Spacecraft.

1.27	Launch Vehicle Performance means:

(i)	the environmental conditions experienced by the Spacecraft as measured and recorded by Sea Launch via telemetry. Sea Launch uses the measurements to ascertain compliance with the environments agreed to by the Parties in the “Sea Launch to Spacecraft Interface Control Document (ICD)”; and

(ii)	if applicable, the functional interface between the Launch Vehicle and the Spacecraft as measured and recorded by Sea Launch via telemetry. Sea Launch uses such measurements to ascertain compliance with the functional interface requirements agreed to by the Parties in the “Sea Launch to Spacecraft Interface Control Document (ICD)”; and

(iii)	the Spacecraft injection orbit parameters as measured and recorded by Sea Launch via telemetry. Sea Launch uses the measurements to ascertain compliance with the injection orbit parameters as agreed to by the Parties in the “Sea Launch to Spacecraft Interface Control Document (ICD)”.

1.28	Launch Window means a specific daily time period or periods within each of one or more potential Launch Days during which the Launch can occur to meet mission requirements.

1.29	Legal Bank Holiday means any Day on which United States national banks are authorized to be closed in New York City, New York, USA.

1.30	Licensed Launch Activities means the Launch of a Launch Vehicle as defined in the launch license issued to Sea Launch by the Office of the Associate Administrator for Commercial Space Transportation (or any successor agency thereto) to conduct Launch Services, and shall include all activities carried out pursuant to such license wherever performed (whether in the U.S. or elsewhere).

1.31	Partial Loss shall have the meaning ascribed to the term “Partial Loss” in MSV’s Launch and In-Orbit Insurance policy in place at the time of the Launch, if any.

1.32	Party or Parties means Sea Launch or MSV or both depending on the context.

1.33	Post Launch Services means the reports and range services as defined in the Statement of Work that are to be provided by Sea Launch to MSV after Launch.

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1.34	RESERVED

1.35	RESERVED

1.36	Related Third Parties means any of the following parties, but in each case only if such party is involved in Licensed Launch Activities:

(i)	Employees, directors, officers or agents of Sea Launch and MSV, including their affiliates, parents or partner entities;

(ii)	Customers of Sea Launch and the employees of those customers;

(iii)	Contractors and subcontractors at any tier of Sea Launch or MSV and the employees of those contractors and subcontractors; and

(iv)	Any party with a financial interest in Sea Launch, MSV, the Launch Vehicle, or the Spacecraft.

1.37	Replacement Launch shall have the meaning set forth in Article 13.1.

1.38	Scientific Mission shall mean a Launch of another satellite which can only be launched during specific time windows to achieve its mission objective.

1.39	Spacecraft means the hardware supplied by MSV to, and accepted by, Sea Launch in support of a wholly commercial MSV-2 satellite mission (no military use or purpose) for Launch by Sea Launch pursuant to the Contract and which is compatible with the Launch Vehicle.

1.40	Statement of Work or “SOW” means the effort described in Exhibit [1] of this Contract.

1.41	Terminated Ignition means following Intentional Ignition the first stage engine of the Launch Vehicle has been shut down for any reason before release of the hold down restraints and after Sea Launch officially declares the LP safe.

1.42	Termination Liability shall have the meaning set forth in Article 14, Termination.

1.43	Third Party means any individual or legal entity other than the Parties or Related Third Parties.

1.44	Total Failure means a Total Loss of the Spacecraft due to performance of the Launch Vehicle.

1.45	Total Loss shall mean the complete loss, complete destruction or complete failure of the Spacecraft that is mated with the Launch Vehicle, provided, however, that the meaning assigned to the term “Total Loss” in MSV’s policy of Launch and In-Orbit Insurance in place at the time of Launch, if any, shall take precedence over this definition. MSV shall promptly provide a copy of such definition to Sea Launch after the issuance of such policy of Launch and In-Orbit Insurance, if any.

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ARTICLE 2 — CONTRACTUAL DOCUMENTS

2.1	This Contract shall consist of the following documents:

2.1.1	The cover page, the table of contents, the page entitled “Contract for Launch Services” and the General Provisions, Articles 1 through 26, as may be amended, of this Contract;

2.1.2	The Interface Control Document at the time of its release, which release may be subsequent to the release of the Statement of Work;

2.1.3	The Statement of Work.

2.2	The term “Contract Documents” shall mean the documents listed in Article 2.1. Each of the Contract Documents is an essential part of the binding agreement between the Parties. The Contract Documents are intended to be complementary and to describe and provide for a complete agreement. In the event of any conflict among the Contract Documents, the order of precedence shall be the sequential order listed in Article 2.1 above.

ARTICLE 3 — SERVICES TO BE PROVIDED BY SEA LAUNCH

3.1	Sea Launch shall provide Launch Services for the Launch of the MSV-2 Spacecraft to be provided by the Spacecraft manufacturer designated by MSV in accordance with the Statement of Work for the specific Launch. Except for Post Launch Services as specified herein, Launch Services provided under the Contract shall be deemed to have been completed upon Launch.

3.1.2	MSV may launch the MSV-1 satellite in lieu of the MSV-2 Spacecraft to be Launched under this Contract, pursuant to the then-current Launch Schedule, only under the following terms and conditions:

a)	The MSV-1 satellite shall be a Boeing Satellite Systems, Inc. model 702 spacecraft substantially similar to the MSV-2 Spacecraft; and

b)	The MSV-1 satellite shall conform to the parameters and constraints set forth in the Sea Launch User’s Guide current at EDC; and

c)	The technical requirements of the MSV-1 satellite shall conform to the Contract Statement of Work and Interface Control Document; and

d)	Should MSV’s decision to substitute the MSV-2 Spacecraft with the MSV-1 satellite result in an impact(s), additional costs and/or expenses being incurred by Sea Launch, then Sea Launch shall be entitled to an equitable adjustment to the Contract. Sea Launch’s claim for such equitable adjustment shall be proposed and handled as a change order in accordance with Article 18.2 of this Contract; and

e)	The full and effective implementation of the MSV-1 satellite into the Contract shall be memorialized by written amendment to the Contract which must occur on

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or before Launch minus twelve months pursuant to the Launch Semester (“L-12”) specified in Section 6.1 (“Required Amendment Date”). Accordingly, MSV’s written change request, provided to Sea Launch in accordance with Article 18.2, to substitute the MSV-2 Spacecraft with the MSV-1 satellite, written certification that the MSV-1 satellite meets all of the criteria set forth in this Article 3.1.2, and any other information or data required by the Statement of Work, shall be provided to Sea Launch in writing within a reasonable time before the Required Amendment Date.

3.2	Each of the Launch Services to be provided by Sea Launch under this Contract shall include one (1) round trip transit of the Assembly and Command Ship (“ACS”) and Launch Platform (“LP”) between Home Port and the Launch Site. To the extent that Sea Launch requests or experiences a postponement attributable to Sea Launch after the departure of the ACS and the LP from Home Port, Sea Launch will bear any additional Sea Launch costs related to the delay including a vessel’s(s’) transit between Home Port and the Launch Site. If after departure of either vessel, MSV requests or experiences a postponement attributable to MSV or MSV’s Spacecraft that results in a vessel’s(s’) return to Home Port, or any other effort Sea Launch is required to provide as a result of such postponement, Sea Launch shall incur additional costs and expenses and shall therefore be entitled to an equitable adjustment to the Contract which shall not exceed (***). Such postponements shall be considered a change under the Contract and subject to Article 18, Changes. Any postponement(s) hereunder shall be handled in accordance with Article 7, Launch Postponements.

ARTICLE 4 — CONTRACT PRICE

4.1	The Contract price is as follows for a Launch Service to be provided during the Launch Semester of (***), 2010 through (***), 2010 in accordance with the rights and privileges of each Party under this Contract:

Launch Service	Contract Price
MSV-2	$85,750,000.00

4.2	RESERVED

4.3	The Launch Services price(s) set forth above include all taxes, duties and other levies imposed on any Sea Launch furnished service or materials by the U. S. Government and/or any political subdivisions thereof; but exclude any taxes, duties, or other levies that may be imposed on any MSV-furnished Spacecraft, support equipment, or material used in the transportation of MSV-furnished Spacecraft or support equipment. Any taxes, duties, or other levies imposed on any MSV-furnished Spacecraft, support equipment, or material used in the transportation of MSV-furnished Spacecraft or support equipment that become the obligation of Sea Launch to pay, will be reimbursed by MSV to Sea Launch within thirty (30) Days of the date of the invoice.

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ARTICLE 5 — PAYMENTS

5.1	MSV shall incrementally pay the Contract Price in U.S. dollars in accordance with the following terms:

Payment Due Date	Incremental Payments % of Contract Price	Cumulative Payments % of Contract Price
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)

NOTE: For payment purposes under this Article 5, “L” is defined as the first Day of the applicable Launch Schedule.

5.2	Sea Launch shall submit invoices to MSV thirty (30) Days in advance of the scheduled due date for all payments other than the initial payment. For the initial payment, Sea Launch shall submit an invoice to MSV on EDC. If the due date falls on a Saturday, Sunday, or Legal Bank Holiday, payment is due on the following Business Day. (***)

5.3	Payment shall be made by electronic bank transfer, free of charge to Sea Launch, in the amount specified in the invoice and pursuant to the instructions contained in the invoice.

Payment shall be deemed to have been made when credit for the payable amount has been received in Sea Launch’s designated bank account.

5.4	In the event payment has not been received by Sea Launch by the due date, or has been received in part only, MSV shall pay Sea Launch interest on any unpaid amount (***).

5.5.	Effect on Payment in the Event of Postponement or Excusable Delay

5.5.1

In the event of postponement by Sea Launch pursuant to Article 7.2, the payments shall be suspended for the duration of the postponement, and then resumed with all remaining payments shifted to coincide with the revised Launch Schedule. (***)

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5.5.2	In the event of postponement by MSV pursuant to Article 7.1, the payments must continue according to the then-current payment schedule. (***)

ARTICLE 6 — LAUNCH SCHEDULE

6.1	The Launch of the Spacecraft shall take place during the following Launch Semester:

Launch	Launch Semester
MSV-2	(***), 2010 through (***), 2010

6.2	Sea Launch shall submit a proposed Launch Period to MSV (***) prior to the first Day of the Launch Semester identified in 6.1 above. MSV shall respond to such proposal within fourteen (14) Days of the proposal. The Launch Period shall be determined by mutual agreement of the Parties (***) prior to the first Day of the established Launch Semester based on the availability of Launch Opportunities.

6.3	Sea Launch shall submit a proposed Launch Slot to MSV (***) prior to the first Day of the established Launch Period. MSV shall respond to such proposal within fourteen (14) Days of the proposal. The Launch Slot shall be determined by mutual agreement of the Parties (***) prior to the first Day of the established Launch Period based on the availability of Launch Opportunities.

6.4	Sea Launch shall submit a proposed Launch Day to MSV (***) prior to the first Day of the established Launch Slot. MSV shall respond to such proposal within fourteen (14) Days of the proposal. The Launch Day shall be determined by mutual agreement of the Parties (***) prior to the first Day of the Launch Slot based on the availability of Launch Opportunities. Upon commitment to a Launch Day, MSV shall deliver the satellite to the Sea Launch Home Port no earlier than (***) Days prior to the Launch Day and no later than (***) Days prior to the Launch Day.

6.5	The Launch Window shall be determined by mutual agreement of the Parties no later than (***) Days prior to the established Launch Day based on the availability of Launch Opportunities.

6.6	The following launch manifest guidelines shall govern the establishment of Launch Schedule priorities between Sea Launch, MSV, and third party customers of Sea Launch,

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excluding any commitments or obligations of Sea Launch prior to the Effective Date of this Contract:

6.6.1	In the event of a postponement by Sea Launch, for any reason, the launching order remains in effect as of the date of Sea Launch’s postponement, excluding the following:

(i)	Scientific Missions shall not be postponed;

(ii)	reflight or R(r)eplacement L(l)aunches due to a T(t)otal F(f)ailure or C(c)onstructive T(t)otal F(f)ailure shall be initially scheduled on a priority basis. After the initial scheduling procedure, a reflight or R(r)eplacement launch shall maintain its position in the launching order and shall be treated as a standard L(l)aunch S(s)ervice for any subsequent postponement(s) by Sea Launch.

6.6.2	In the event of a scheduling conflict between two or more customers arising during the process of establishing an initial L(l)aunch S(s)chedule due to overlapping L(l)aunch S(s)chedules, the Sea Launch customer with the earlier C(c)ontract effectivity date (i.e. C(c)ontract award date or option exercise date) shall have precedence.

6.6.3	In the event of a scheduling conflict arising during the process of establishing a revised L(l)aunch S(s)chedule due to a postponement in the planned delivery of the S(s)pacecraft to Home Port, or postponement to the date specified in Article 6.4 by MSV, or due to a postponement by any other Sea Launch customer, the Sea Launch customer (i.e. MSV or third party customer) initially scheduled for the L(l)aunch P(p)eriod, L(l)aunch S(s)lot, or L(l)aunch D(d)ay shall have precedence.

6.6.4	When establishing a Launch Period, Launch Slot or Launch Day (pursuant to Articles 6.2, 6.3, and 6.4 above, respectively), in the event that mutual agreement cannot be achieved, Sea Launch shall determine the Launch Period, Launch Slot or Launch Day in accordance with its manifest guidelines and operational commitments.

6.7	MSV shall notify Sea Launch a minimum of thirty (30) Days prior to the date of delivery of the Launch Ready Spacecraft to Home Port. If MSV fails to deliver the Launch Ready Spacecraft within the period specified in Article 6.4 and in accordance with the notification required in this paragraph, Sea Launch may, depending on manifest constraints, treat the late delivery of the Spacecraft or the inability to export the Spacecraft within the same timeframe as a postponement by MSV in accordance with Article 7, Launch Postponements. Sea Launch places significant reliance upon MSV’s representation(s) that the Spacecraft delivered to Home Port is indeed a Launch Ready Spacecraft and Sea Launch may suffer impacts should the Spacecraft delivered to Home Port not be a Launch Ready Spacecraft. Therefore, any claim(s) by Sea Launch relating to the above that is based upon MSV’s fraud, willful misrepresentation or willful misconduct shall not be subject to any limitation of liability and Sea Launch shall have all of its rights and remedies available to it under applicable law.

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ARTICLE 7 — LAUNCH POSTPONEMENTS

7.1	MSV may postpone the Launch Schedule for any reason by providing written notice of postponement.

7.1.1	MSV must notify Sea Launch in writing as soon as MSV knows that it cannot maintain the established Launch Schedule. The notification shall include a proposed Launch Schedule that MSV is ready and able to maintain. Upon submittal of the postponement notification, MSV relinquishes its postponed Launch Schedule on the Sea Launch manifest, and Sea Launch may, in its discretion, schedule another customer in the Launch Schedule from which CUSTOMER has postponed. Within ten (10) Business Days of receipt of MSV’s notification of postponement, Sea Launch will either inform MSV that a Launch Opportunity is available in MSV’s requested Launch Schedule or will propose an alternative Launch Schedule as close to the Launch Schedule requested by MSV as may be possible. If an alternative Launch Schedule is proposed by Sea Launch, MSV will, within ten (10) Days, respond by either accepting the alternative Launch Schedule proposed by Sea Launch or by proposing another Launch Schedule. This process shall continue until the Parties come to agreement on the postponed Launch Schedule. However, if the Parties are unable to come to a mutual agreement within forty (40) Days of the date of the initial written notice of postponement, Sea Launch shall make a determination based on its current manifest and in accordance with the launch manifest guidelines and provide a Launch Opportunity to the nearest date proposed by MSV.

7.1.2	Once the LP has departed Home Port for the Launch Site, any MSV postponement which results in a delay of the Launch or a return of the vessel(s) to Home Port shall result in additional costs and expenses being incurred by Sea Launch which shall be proposed and handled as a change order in accordance with Article 18.3 of this Contract.

7.1.3	In the event that a single postponement or cumulative postponements by MSV exceed (***), for a Launch, the exclusive right and remedy of Sea Launch shall be to re-price the Launch Services for the postponed Launch using the following formula:

7.1.3.1

Pricing Formula: Should the Launch Schedule be postponed by MSV beyond the MSV (***) Postponement Period, the total Contract price shall be increased by an amount equal to (***) of the total Contract price (***) for each (***), or portion of a (***), beginning with the (***) and ending with the (***). Thereafter, should MSV require an additional period of postponement, MSV shall submit its requested extension in writing to Sea Launch and the Parties’ respective senior executive management will enter into good faith negotiations to extend the Launch Schedule on mutually agreeable terms and conditions. Sea Launch may at its discretion exercise its exclusive right and remedy to either renegotiate the Contract, including without limitation price and terms, or terminate the Contract in accordance with Article 14.2.

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7.1.4	If Sea Launch believes it is reasonably certain that MSV will postpone the Launch beyond the MSV (***) Postponement Period (***), Sea Launch may provide MSV with written notice requesting a work-around plan and schedules verifying that the Launch Schedule will not be postponed beyond such postponement period. If (***) after Sea Launch provides such notice it is still reasonably certain that MSV will postpone the Launch beyond the applicable postponement period, then Sea Launch may terminate the Launch Service in accordance with Article 14.2.2. Any dispute arising regarding whether a postponement exceeding the applicable postponement period is reasonably certain shall be resolved in accordance with Article 21, Dispute Settlement.

7.2	Sea Launch may postpone the Launch Schedule for any reason by providing written notice of postponement.

7.2.1	In the event of problems affecting the Launch Vehicle or Launch Platform or its operations, Sea Launch will provide a written notice of postponement of the Launch Schedule as soon as Sea Launch knows that a Launch Opportunity within the Launch Schedule will not be available due to such delay or problems. Sea Launch will propose a new Launch Schedule within the postponement notice. Within ten (10) Days of the receipt of the Sea Launch notification, MSV will either accept the alternative Launch Schedule proposed by Sea Launch or will propose another Launch Schedule. This process shall continue until the Parties come to agreement on the postponed Launch Schedule. However, if the Parties are unable to come to a mutual agreement within forty (40) Days of the date of the initial notice of postponement, Sea Launch shall make a determination based on its current manifest and in accordance with the launch manifest guidelines and provide a Launch Opportunity to the nearest date proposed by MSV.

7.2.2	In the event that a single postponement or cumulative postponements by Sea Launch exceed (***), and Sea Launch notifies MSV in writing of its election of the Sea Launch (***) Postponement Period, the exclusive right and remedy of MSV shall be to re-price the Launch Services for the postponed Launch using the formula set forth in Article 7.2.2.1 below. However, should Sea Launch not elect the Sea Launch (***) Postponement Period, the exclusive right and remedy of MSV shall be either renegotiation of the Contract, including price and terms, or termination of the Contract in accordance with Article 14.1.2.

7.2.2.1

Pricing Formula: Should the Launch Schedule be postponed by Sea Launch beyond twelve months, the total Contract price shall be decreased by an amount equal to (***) of the total Contract price per (***) for each (***), or portion of a month, beginning with the (***) and ending with the (***). Should Sea Launch require an additional period of postponement, Sea Launch shall submit its requested extension in writing to MSV and the Parties’ respective senior executive management will enter into good faith negotiations to extend the Launch Schedule on mutually agreeable

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terms and conditions. Thereafter, MSV may at its discretion exercise its exclusive right and remedy to either renegotiate the Contract, including without limitation price and terms, or terminate the Contract in accordance with Article 14.1.

7.2.3	If MSV believes it is reasonably certain that Sea Launch will postpone the Launch beyond the Sea Launch (***) Postponement Period (***), MSV may provide Sea Launch with written notice requesting a work-around plan and schedules verifying that the Launch Schedule will not be postponed beyond such postponement period. If (***) after MSV provides such notice it is still reasonably certain that Sea Launch will postpone the Launch beyond the (***) postponement period, then MSV may terminate the Launch Service in accordance with Article 14.1.2. Any dispute arising regarding whether a postponement exceeding the applicable postponement period is reasonably certain shall be resolved in accordance with Article 21, Dispute Settlement.

7.3	The length of a postponement under this Article is measured from the first Day of the then current Launch Schedule existing at the time of the request for the postponement to the first Day of the newly proposed Launch Schedule. Days during which an Excusable Delay exists, and which affect the Launch Schedule of the postponed Launch, are not included in determining the length of a postponement under this Article.

7.3.1	(***)

ARTICLE 8 — EXCUSABLE DELAYS

8.1	Neither Sea Launch nor MSV shall be liable to the other in the event of a delay in the performance of its obligations or commitments, and the date on which those obligations are to be fulfilled shall be extended for a period of time equal to that caused by the delay when the delay is considered to be an Excusable Delay, that is due to causes beyond the control of Sea Launch or MSV as the case may be, and not due to their fault or negligence in reasonably anticipating and avoiding such delays and not due to a breach of

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any material provision of this Contract. Such Excusable Delays also include the Excusable Delays of subcontractors when the item(s) or service(s) provided by the subcontractor cannot be reasonably obtained from other sources. Such Excusable Delays shall include, but not be limited to: acts of God; fires; explosions; earthquakes; floods; epidemic; quarantine restrictions; any environmental issue(s)interruptions of essential services such as electricity, natural gas, fuels and/or water; adverse weather or launch safety conditions that do not permit Launch; any condition which jeopardizes the safety of the employees of Sea Launch or MSV or their subcontractors; acts (including delay or failure to act) of any governmental authority (de jure or de facto), embargoes, strikes or labor stoppages (other than, in the case of Sea Launch, by Sea Launch or any entities controlled by Sea Launch, and in the case of MSV, by MSV or any entities controlled by MSV); wars; riots; revolutions, terrorism, and hijacking. Notwithstanding the foregoing, in no event will financial hardship or insolvency of a Party or any of its contractors or subcontractors constitute an Excusable Delay. The Party impacted by an Excusable Delay shall endeavor to provide written notice to the other Party within ten (10) Days, however not later than thirty (30) Days, after the performance of the Party claiming the Excusable Delay has been impacted by the occurrence of any such Excusable Delay. Any such notice shall contain an assessment of the impact on the Launch Schedule and the plans of the delayed Party for mitigating the impact of the Excusable Delay. In the case of Sea Launch, such notice shall include a detailed description of the portion of the Launch Services known to be affected by such Excusable Delay. In the case of MSV, such notice shall include a detailed description of the events or incidences causing such Excusable Delay and that portion of MSV’s operation known to be affected by such Excusable Delay. Each Party, in coordination with the other, shall use commercially reasonable efforts to avoid or minimize and/or work around such delay through the implementation of any workaround plans, alternate sources, or other means the applicable Party may utilize to minimize a delay in performance of the Launch Services or other relevant requirement under this Contract. A Party claiming an Excusable Delay shall provide the other Party prompt written notice when the event constituting the delay is resolved.

8.2	The inability of Sea Launch to perform due to any export control restrictions or due to any denial or delay of an export license, where Sea Launch used its commercially reasonable efforts to obtain such license(s), shall be an Excusable Delay event. Any delays caused by a launch failure of a Sea Launch launch vehicle shall not constitute an Excusable Delay. Any delays effecting MSV’s timely payment in accordance with Article 5 shall not constitute an Excusable Delay.

ARTICLE 9 — OBLIGATIONS BEFORE AND AFTER LAUNCH

9.1	Sea Launch shall provide to MSV and MSV shall provide to Sea Launch the data, hardware and services identified in the Statement of Work according to the schedules provided therein. The data, hardware and services will be received in a condition suitable for their intended use as defined by the requirements of the Statement of Work. In the event that the data, hardware or services are not received according to their schedule or requirements, and the non-availability will affect the Launch Schedule, the following procedure shall apply:

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9.1.1	The Party receiving or failing to receive the data, hardware or services shall promptly notify the other Party in writing including a statement of the discrepancy and recommended solutions. The Party receiving the notification shall provide written direction to the other Party on how to proceed, considering the recommendations of the other Party, within seven (7) Days of the receipt of notice.

9.1.2	The Party receiving or failing to receive the data, hardware or services shall use reasonable commercial efforts to continue its obligations under the Contract without affecting the Launch Schedule. If, however, this is not possible despite the exercise of such efforts by the receiving Party, and the Launch Schedule is affected as a result of the failure of one Party to deliver the data, hardware or services in accordance with the schedule or requirements of the Statement of Work, a Launch postponement shall be declared by the receiving Party and such delay shall be considered a delay under the appropriate provisions of Article 7, Launch Postponements by the Party providing or failing to provide the data, hardware or services.

9.2	The Parties recognize that Sea Launch has no ability to alter the performance or in any way correct any defect in the Launch Vehicle after Launch. An agreement by MSV to conduct the Launch, given at the final launch readiness review, shall constitute a waiver by MSV of any claim that the Launch Vehicle or Launch Services do not meet the requirements of the Statement of Work, or that the Launch Vehicle or Launch Services are not otherwise suitable for their intended purpose. Except for Post Launch Services, the sole liability or obligation of Sea Launch for performance subsequent to Launch is to provide a replacement launch in accordance with Article 13, Replacement Launch. This waiver of claims excludes claims based on fraud, willful misrepresentation or willful misconduct on the part of Sea Launch.

9.2.1	At the final launch readiness review, Sea Launch shall provide a certificate to MSV stating that the Launch Vehicle conforms to the Statement of Work requirements.

9.3	Sea Launch shall promptly provide MSV with written notification of any in-flight anomaly or failure of any of its launch vehicles occurring after the date of this Contract, including any corrective actions to be implemented to prevent such reoccurrence of such anomaly or failure in future launch vehicles. Sea Launch will provide a summary of manufacture or performance non-conformances, as well as a summary of “first flight items” as applicable in conjunction with the Launch minus forty-five Day (L-45) Hardware Acceptance Review.

9.4	Subject to applicable export, regulatory, confidentiality, security and/or safety limitations, MSV shall have access to Sea Launch’s Home Port and associated satellite encapsulation area to witness major MSV-2 mission operations, Spacecraft specific activities, and/or to attend meetings as specified in the SOW.

9.5	Spacecraft Construction Milestones Not more than once per calendar quarter, Sea Launch shall be entitled to request the then-current master program Spacecraft schedule from MSV, and MSV shall provide such complete and accurate schedule in writing to Sea Launch within ten (10) business days after each such request.

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ARTICLE 10 — COMMUNICATION and COORDINATION BETWEEN SEA LAUNCH and MSV

10.1	All notices and communications between the Parties that are required or permitted under the Contract, in order to be given effect, shall be in writing and shall be addressed as listed below.

For Technical Matters:	Sea Launch Company, L.L.C.
One World Trade Center, Suite 950
Long Beach, California 90831-0950
Attention: Director, Mission Integration
(currently John Steinmeyer)
Telephone: 562-499-4707
Fax: 562-499-4755

Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, VA 20191
Attention : Vice President, Space Systems
(currently Robert Sorbello)
Telephone: 703-390-2742
Fax: 703-390-2778

For Financial Matters	Sea Launch Company, L.L.C.
(billing/invoices):	One World Trade Center, Suite 950
Long Beach, California 90831-0950
Attention: Financial Accountant
(currently Judy Halbrook)
Telephone: 562-499-4718
Fax: 562-499-4755

Mobile Satellite Ventures
10802 Parkridge Boulevard
Reston, VA 20191
Attention: Accounts Payable
Telephone: 703-390-2710
Fax: 703-390-2772

All Notices to Sea Launch:	Sea Launch Company, L.L.C.
One World Trade Center
Suite 950
Long Beach, California 90831-0950
Attention: Vice President, Contracts
(currently Chris O’Connell)
Telephone: 562-499-4784
Fax: 562-499-4755

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All Notices to Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, VA 20191

Attention:	General Counsel
(currently Ms. Randy Segal)
	Telephone: Fax:	703-390-3718 703-390-2778

10.2	Sea Launch and MSV each shall designate a Mission Manager no later than one (1) month after the EDC. The task of each of the Mission Managers shall be to supervise and coordinate the respective payload integration and mission analysis activities between the Parties. Neither Mission Manager is authorized to direct work contrary to the requirements of the Contract or to make modifications to the Contract. Each Party may replace its Mission Manager provided the other Party has received notification in writing of such action.

10.3	All documentation, notices, reports and correspondence required pursuant to the Contract shall be submitted and maintained in the English language. All communication at the Home Port and Launch Base between the Parties and with Related Third Parties and between the personnel of the Parties or Related Third Parties shall be in English. The Parties shall mutually agree upon standards for transliteration and translation of non-English information.

ARTICLE 11 — PERMITS AND APPROVALS

11.1	Each Party is responsible for obtaining all necessary licenses, permits, approvals, and authorizations to perform its respective obligations under the Contract. Each Party agrees to timely assist and support the other Party to the extent practicable, in obtaining such licenses, permits, approvals, and authorizations.

ARTICLE 12 — TITLE TO PROPERTY

12.1	MSV understands and agrees that at no time does MSV obtain title to or any ownership of or any other legal or equitable right or interest in or to any part of any Launch Vehicle, or in any other property of Sea Launch, whether real or personal, tangible or intangible, including without limitation hardware used or furnished by Sea Launch in providing Launch Services under this Contract. Such property of Sea Launch shall be considered between the Parties to be the property of Sea Launch.

12.2	Sea Launch understands and agrees that at no time does Sea Launch obtain title to or any ownership of or any other legal or equitable right or interest in or to the spacecraft of MSV or any part thereof including without limitation hardware used or furnished in performing the obligations of MSV hereunder. Such property of MSV shall be considered between the Parties to be the property of MSV.

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ARTICLE 13 — REPLACEMENT LAUNCH

13.1	Replacement Launch

13.1.1	MSV may request a Replacement Launch in accordance with Article 13.1 in the event of a Total Failure or Constructive Total Failure or a Total Loss or Constructive Total Loss. In the case of a Total Loss or Constructive Total Loss, the priority rights set forth in Article 6.6.1 as to scheduling the Replacement Launch are subject to any pre-existing commitment(s) or obligation(s) Sea Launch may have to a Third Party customer(s).

13.1.2	The request for a Replacement Launch must be in writing and received by Sea Launch (i) no later than (***) after the Launch which resulted in a Total Loss or Constructive Total Loss, or (ii) no later than (***) after the determination by the Sea Launch failure review board, as set forth in Article 13.1.8, of a Total Failure or Constructive Total Failure. The request shall indicate the Launch Semester desired for the Replacement Launch., and such Launch Semester shall commence no later than (***) from the date of the request which will provide MSV sufficient time to contract for a new Spacecraft.

13.1.3	Sea Launch shall inform MSV, after receipt of the request, if a Launch Opportunity exists in the requested Launch Semester. If a Launch Opportunity does not exist in the requested Launch Semester, the Parties will negotiate in good faith to reach a mutually acceptable Launch Semester.

13.1.4	Any agreement reached by the Parties on a Replacement Launch shall be in writing. The Replacement Launch shall be provided in accordance with the terms and conditions of the Contract.

13.1.5	The configuration and mission requirements of the spacecraft selected by MSV for the Replacement Launch shall be substantially similar to the Spacecraft in regards to spacecraft configuration or scope of integration. In the event of differences between the Replacement Launch spacecraft and the Spacecraft resulting in a change in the scope of work, MSV and Sea Launch shall negotiate appropriate Contract amendments to cover reasonable costs and/or schedule adjustments, if any.

13.1.6	MSV shall pay Sea Launch the same price for the Replacement Launch as paid for the Launch declared a Total Failure, Constructive Total Failure, Total Loss or Constructive Total Loss, subject to escalation at a rate of (***) per year (with partial years calculated using an escalation rate of (***) per month) calculated from the first Day of the Launch Semester established at the time of Contract award to the first Day of the Launch Semester agreed upon by the Parties in accordance with Article 13.1.3.

13.1.7

MSV shall make payment for the Replacement Launch in accordance with the payment schedule set forth in Article 5, Payments. MSV shall make the initial payment at the time of the written agreement establishing the Launch Semester of

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the Replacement Launch in accordance with Article 13.1.3. The initial payment shall include all past due sums.

13.1.8	The Sea Launch failure review oversight board shall make a written proposal as to whether a Total Failure or a Constructive Total Failure is primarily attributable to the performance of the Launch Vehicle. Thereafter, the Parties shall attempt to mutually agree upon whether a Total Failure or a Constructive Total Failure is primarily attributable to the performance of the Launch Vehicle. The failure review board shall consist of people appointed by Sea Launch who have sufficient technical expertise to assess the alleged failure and its cause. MSV may have representation on the failure review oversight board but such representation shall be limited to data review, consultation, and recommendation only.

13.1.9	The remedies set forth in this Article 13.1 shall constitute the sole and exclusive remedies of MSV for Total Failure, Constructive Total Failure, Total Loss or Constructive Total Loss except in the event of acts of fraud, willful misrepresentations or willful misconduct on the part of Sea Launch.

ARTICLE 14 — TERMINATION

14.1	The rights of MSV to terminate the Contract or any Launch under the Contract, and the available remedies, are limited to the following:

14.1.1	Prior to Launch, MSV may terminate for convenience any Launch under the Contract for any reason. Sea Launch will be entitled to retain, as liquidated damages and not as a penalty, the amount specified in the following table as of the date of the termination of the applicable Launch(es). Within (***) of the date of the termination, Sea Launch will refund the balance, if any, of all payments made for the Launch terminated which are in excess of the applicable liquidated damages amount.

Termination Liability

Date of MSV Termination (For Convenience)	Termination Liability (% of Contract Price)
EDC through “one Day before” Launch Minus Twenty-one Months (“L-21”)	(***)% fixed
L-21 through Launch Minus Eighteen Months (“L-18”)	(***)% at L-21 linearly increasing to (***)% at L-18
L-18 through Launch Minus Fifteen Months (“L-15”)	(***)% at L-18 linearly increasing to (***)% at L-15
L-15 through Launch Minus Twelve Months (“L-12”)	(***)% at L-15 linearly increasing to (***)% at L-12
L-12 through Launch Minus Nine Months (“L-9”)	(***)% at L-12 linearly increasing to (***)% at L-9
L-9 through Launch Minus Six Months (“L-6”)	(***)% at L-9 linearly increasing to (***)% at L-6
L-6 through Launch Minus Three Months (“L-3”)	(***)% at L-6 linearly increasing to (***)% at L-3
L-3 through Launch	(***)% at L-3 linearly increasing to (***)% at Launch

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14.1.2	If MSV elects to terminate for excessive postponement under Article 7, Launch Postponements, (***). The right of MSV to terminate under this paragraph is conditioned upon receipt by MSV of a written notification of a Launch postponement or cumulative postponements by Sea Launch exceeding (***), and as set forth in Articles 7.2.2 and/or 7.2.3. MSV must terminate within (***) of receipt of such written notification of excessive postponement or thereby waives its right to terminate the postponed Launch under this paragraph unless further postponed by Sea Launch.

14.1.3	If the Sea Launch launch immediately preceding MSV’s scheduled Launch is a Total Failure, MSV may, by written notice to Sea Launch, elect to terminate the Launch Services under this Contract in accordance with Article 14.1.1 above.

14.1.4	(***)

14.1.5	If MSV brings any claim for material breach prior to Launch, other than for a Launch Schedule postponement and other than MSV’s claim based on fraud, willful misrepresentation or willful misconduct by Sea Launch, the exclusive remedy of MSV shall be termination of the Launch and refund of an amount up to the total of all payments made for the terminated Launch.

14.1.6	RESERVED

14.1.7	The exclusive rights and remedies of MSV subsequent to Launch are limited to a Replacement Launch in accordance with Article 13, Replacement Launch. This limitation does not apply to claims based on fraud, willful misrepresentation or willful misconduct in which case MSV shall have all of its rights and remedies under applicable law.

14.2	The rights of Sea Launch to terminate the Contract or any Launch under the Contract, and the available remedies, are limited to the following:

14.2.1

Sea Launch may terminate the Contract or any Launch under the Contract in the event that MSV fails to comply with the payment obligations specified in Article 5, Payments, or in the event it is impossible for Sea Launch to perform the Launch because doing so would be in violation of law, statue, regulation,

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government decree, or the actions or inactions of any governmental official(s), or the incompatibility of the Spacecraft with the Launch Vehicle as required by the Statement of Work and/or the Interface Control Document and which incompatibility cannot be rectified within the term of this Contract by MSV with its Spacecraft manufacturer and/or by MSV through an equitable adjustment in favor of Sea Launch via separate change order issued pursuant to Article 18.2, except as otherwise provided under Article 14.1.4. In no event shall the effective date of termination by Sea Launch under this paragraph be earlier than (***) after the due date of any payment not made or (***) after Sea Launch experiences the impossibility to perform the Launch for reasons as defined above. In the event of such termination, Sea Launch shall retain, as a termination charge all payments due and previously paid under Article 5, Payments, for the Launch terminated, as of the effective date of termination. The limitations set forth in this Article 14.2.1 do not apply to either Party’s claim(s) based on fraud, willful misrepresentation or willful misconduct on the part of the offending Party in which case such non-offending Party shall have all of its rights and remedies under applicable law.

14.2.2	If Sea Launch elects to terminate for excessive postponement by MSV under Article 7, Launch Postponements, (***). The right of Sea Launch to terminate under this paragraph is conditioned upon receipt of a written notification from MSV of a Launch postponement or cumulative postponements exceeding (***) and as set forth in Articles 7.1.3 and/or 7.1.4. Sea Launch must terminate within (***) of receipt of such written notification of excessive postponement or thereby waives its right to terminate under this paragraph, unless further delayed by MSV.

14.2.3	If Sea Launch brings any claim for material breach prior to Launch other than for a Launch Schedule postponement, and other than Sea Launch’s claim based on fraud, willful misrepresentation or willful misconduct by MSV, the exclusive remedy of Sea Launch shall be termination of the Launch and retention, as liquidated damages and not as a penalty, of an amount up to the total of all payments made for the terminated Launch.

14.3	Any termination for default or breach under this Article must be preceded by thirty (30) Days written notification that specifies the default or breach and the intent to terminate in the event that the default or breach is not or cannot be cured within thirty (30) Days of such written notice to cure.

14.4	Both MSV and Sea Launch agree that the payments, termination charges, refund of payments or retention of payments specified in this Article 14 represent: (i) liquidated damages, and not a penalty, (ii) a reasonable estimate of the actual damages that would be owed by one Party to the other in the event of a termination and, (iii) a knowing and considered allocation of each Party’s risks and fair compensation for either Party in the event of a termination. Liquidated damages in the form of payments, refunds or retained payments, as applicable, shall constitute the exclusive rights and remedies available to the Parties in the event of termination by either Party.

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ARTICLE 15 — RISK ALLOCATION

The Parties expressly acknowledge and agree that the liabilities of Sea Launch and/or of MSV, resulting from the non execution or late execution of the services provided by Sea Launch, and of the technical commitments of MSV are strictly limited to the provisions of this Contract, excluding any other liabilities or claims.

15.1	WARRANTY DISCLAIMER

15.1.1	SEA LAUNCH MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LAUNCH OR ANY SERVICES PROVIDED TO OR ON BEHALF OF MSV. NOTHING IN THIS CONTRACT SHALL BE CONSTRUED AS AN EXPRESS OR AN IMPLIED WARRANTY. MSV ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS ARTICLE AND THE EXCLUSION OF ALL WARRANTIES HAS BEEN BARGAINED FOR IN THIS CONTRACT.

15.1.2	Limitation of Liability. In no event shall either Party be liable to the other Party under or in connection with this Contract under any legal or equitable theory, including negligence, for direct, indirect, special, consequential, incidental, or punitive damages, or indemnities, except as expressly provided in this Contract. Consistent with this limitation of liability, each Party shall use commercially reasonable efforts to ensure that its insurer(s) waive all rights of subrogation against the other Party. The limitations set forth in this Article 15.1.2 do not apply to either Party’s claim(s) based on fraud, willful misrepresentation or willful misconduct on the part of the offending Party in which case such non-offending Party shall have all of its rights and remedies under applicable law.

15.2	Third Party Liability Insurance

Sea Launch shall obtain and maintain in effect a policy of liability insurance that protects MSV and its Related Third Parties against claims by a Third Party for death, bodily injury or property damage resulting from Launch Activities performed under this Contract. Such insurance shall be in the amounts of (***), for all periods of Launch Activities on the ground and sea, and (***) for the Launch Vehicle and Spacecraft following Intentional Ignition, or such other amounts as determined by the Associate Administrator of Commercial Space Transportation (the “AST”).

15.2.1	Such insurance shall remain in effect from commencement of Launch Activities until the end of Launch Activities and for one year after Launch with respect to the Launch Vehicle and Spacecraft following a Launch.

15.2.2	The Third Party liability insurance obtained pursuant to this Article shall not cover loss of or damage to the Spacecraft even if the claim is brought by a Third Party or Related Third Party.

15.2.3	Sea Launch shall provide certificates of insurance evidencing MSV is an additional insured, and indicating the limit of liability, period of coverage, basis of coverage, and any exclusions. For purposes of claim settlement and payments for loss, Sea Launch shall facilitate and be actively engaged in any discussions required between MSV and the insurers.

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15.3	Licensed Launch Activities

15.3.1	Indemnification by the United States Government

15.3.1.1	Subject to the conditions of the Commercial Space Launch Act (49 U.S.C. §§ 70101-70121), the United States Government shall pay claims by a Third Party against Sea Launch, MSV or their Related Third Parties for bodily injury or property damage resulting from Licensed Launch Activities, but only to the extent that the aggregate of such claims arising out of any particular Launch is: (i) in excess of the amount of insurance required by AST under Article 15.2.1 above; and (ii) not in excess of $1,500,000,000, subject to appropriation (plus any additional sums necessary to reflect inflation occurring after January 1, 1989).

15.3.1.2	Upon exhaustion of the insurance policy prescribed under Article 15.3.1.1 above, the United States Government shall, subject to the conditions of the Commercial Space Launch Act, provide for payment of claims by a Third Party against Sea Launch, MSV or their Related Third Parties for bodily injury or property damage resulting from Licensed Launch Activities from the first dollar of loss up to $1,500,000,000, subject to appropriation (plus any additional sums necessary to reflect inflation occurring after January 1, 1989).

15.3.1.3	Sea Launch makes no representation nor provides any warranty that payment of claims by the United States Government will be made pursuant to the Commercial Space Launch Act or otherwise. The sole obligation of Sea Launch is to make a good faith effort to obtain such payment from the United States Government.

15.3.2	Reciprocal Waiver and Release of Claims

15.3.2.1	Each Party agrees to execute and submit to the AST, at least ninety (90) Days prior to commencement of Licensed Launch Activities under this Contract, the Agreement for Waiver of Claims and Assumption of Responsibility substantially in the form set forth at Appendix B to Part 440 in Title 14 of the Code of Federal Regulations. Such Agreement is binding upon MSV, Sea Launch and the U.S. Government only with respect to Licensed Launch Activities performed under this Contract.

15.3.2.2	Each Party shall implement the reciprocal waiver of claims provisions provided in Article 15.3.2.1 with its Related Third Parties (other than employees, officers or directors) requiring them to waive and release all claims of liability they may have against the other Party, its Related Third Parties and the U.S. Government.

15.4	Activities other than Licensed Launch Activities

15.4.1	Third Party Liability Each Party agrees to indemnify, defend and hold harmless the other Party from and against any and all claims of a Third Party (other than

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claims by employees, officers or directors of a Party or of its Related Third Parties) for death, bodily injury or property damage to the extent that it is caused by the indemnifying Party or its Related Third Parties while performing activities related to this Contract other than Licensed Launch Activities. Each Party shall maintain insurance with limits sufficient to cover the aforementioned indemnification obligation and shall use commercially reasonable efforts to ensure that its insurer(s) waive all rights of subrogation against the other Party to the extent the indemnifying Party has waived its rights of recovery against the indemnified Party.

15.4.2	Reciprocal Waiver and Release of Claims (other than Licensed Launch Activities)

15.4.2.1	MSV and Sea Launch agree to a reciprocal waiver of claims pursuant to which each Party agrees to be responsible for and to absorb the financial and any other consequences of any property damage or loss it sustains or any bodily injury to, death of, or property damage or loss sustained by its own employees arising out of or relating to any activities carried out under this Contract other than Licensed Launch Activities. Neither Party will make any claim or institute any arbitration or judicial proceedings against the other Party or its Related Third Parties for such damage, loss, injury or death.

15.4.2.2	Each Party further agrees to require its Related Third Parties (other than employees, officers or directors) to be responsible for and to make no claims against the other Party or its Related Third Parties for any property damage or loss they sustained or for any bodily injury to, death of, or property damage or loss sustained by their own employees arising out of or relating to any activities carried out under this Contract other than Licensed Launch Activities.

15.4.2.3	If any of a Party’s Related Third Parties makes a claim or institutes any arbitration or judicial proceeding against the other Party or its Related Third Parties for damage, loss, injury or death to the extent required to be waived in Article 15.3.2.2 or Article 15.4.2.2, the first Party shall indemnify, hold harmless and defend the other Party and its Related Third Parties from and against any liability on account of such damage, loss, injury or death, and shall pay all expenses and satisfy all awards and judgments which may be incurred by or rendered against said indemnitee(s).

15.5	Spacecraft

MSV assumes the risk of any actual or constructive loss of or damage to the Spacecraft prior to, during, and after Launch, including any loss or damage resulting from the nonavailability of or inability to use the Spacecraft following Launch. MSV shall indemnify, defend, and hold harmless Sea Launch and its Related Third Parties against all claims and actions based in whole or in part on loss or damage to the Spacecraft, including loss or damage resulting from the non-availability of or inability to use the Spacecraft. MSV shall use commercially reasonable efforts to ensure that its insurers waive all rights of subrogation against Sea Launch and its Related Third Parties.

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15.6	Indemnification- Intellectual Property Infringement

15.6.1	Sea Launch agrees to defend, hold harmless and indemnify MSV and its Related Third Parties from and against any liabilities, costs, risks, losses, damages, or injury, or any consequences thereof, resulting from an infringement or claim for infringement of the patent right or any other intellectual property right of a Third Party or a Related Third Party of Sea Launch which may arise from the provisions of the Launch Services or Post launch Services under this Agreement by Sea Launch.

15.6.2	MSV agrees to defend, hold harmless and indemnify Sea Launch and its Related Third Parties from and against any liabilities, costs, risks, losses, damages, or injury, or any consequences thereof, resulting from an infringement or claim for infringement of the patent right or any other intellectual property rights of a Third Party or a Related Third Party of MSV which may arise from the design and manufacture of the Spacecraft.

15.7	Notice and Cooperation

Sea Launch shall provide customary and normal support to assist MSV in obtaining Launch and In-Orbit Insurance, including: (i) supporting MSV with all necessary presentations (oral, written or otherwise), including attendance and participation in such presentations where requested by MSV; (ii) providing on a timely basis all reasonable and appropriate technical information, data and documentation; and (iii) providing documentation and answers to insurer and underwriter inquiries. In addition, Sea Launch shall provide any other certifications, confirmations or other information with respect to the Launch Vehicle as reasonably required by MSV’s Launch and In-Orbit Insurance insurers and underwriters and shall take any other action reasonably requested by MSV or any such insurers or underwriters that is necessary or advisable in order for MSV to obtain and maintain Launch and In-Orbit Insurance on reasonable and customary terms.

Each Party agrees to cooperate with the other Party in obtaining relevant reports and other information in connection with the presentation by either Party of any claim under insurance required by this Article.

Sea Launch shall cooperate with and provide reasonable support to MSV in making and perfecting claims for insurance recovery and as to any legal proceeding associated with any claim for insurance recovery. Such support shall include: (i) providing on-site inspections as required by MSV’s insurers and underwriters; (ii) participating in review sessions with a competent representative selected by the insurers and underwriters to discuss any continuing issue relating to such occurrence, including information conveyed to either Party; (iii) using its best efforts to secure access for the insurers and underwriters to all information used in or resulting from any investigation or review of the cause or effects of such occurrence; (iv) making available for inspection and copying all information reasonably available to Sea Launch that is necessary to establish the basis of a claim; and (v) supporting MSV (through analyses, documents, briefings and witnesses), as is reasonable and customary in Sea Launch’s experience (dealing with other customers and the insurance industry), in establishing the basis of any Total Loss or Constructive

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Total Loss. The cooperation and support provided for in this Article 15.7 is included within the firm fixed price of this Contract.

15.7.1	A Party seeking indemnification under this Article 15 shall: (i) promptly advise the indemnitor of any damage or injury incurred, or the filing of any suit or any written or oral claim against it; (ii) provide the indemnitor with copies of all relevant documentation; and (iii) cooperate with the indemnitor and its insurers in every reasonable manner in making or defending against such claim. A Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement without the prior written approval of the indemnitor.

15.8	Evidence of Insurance

For any of the insurance policies or waivers required under this Contract, each Party shall provide the other Party with a certificate evidencing such insurance or waiver within thirty (30) Days of a written request by the other Party and require its insurer(s) to provide the other Party written notice at least thirty (30) Days before cancellation or a material change in policy coverage or waiver.

MSV shall provide a copy of “Total Loss” and “Constructive Total Loss” definitions to Sea Launch promptly after the issuance of MSV’s policy of Launch and In-Orbit Insurance. Such definitions shall be subject to Sea Launch’s reasonable review.

ARTICLE 16 — PROPRIETARY DATA

16.1	The Parties recognize that technical information may be disclosed by one Party to the other Party in the course of performance under the Contract and that the disclosing Party may desire to protect such information against unrestricted use or disclosure to others. To provide protection for such information, each Party agrees to respect such information and, to the extent it includes proprietary data, to handle such information as provided for in this Article.

16.2	For the purpose of this Contract, the term “proprietary data” means each Party’s proprietary, secret, or confidential information, data, processes, and physical materials, including information originated by, or available only from the disclosing Party and information originating with a Third Party or Related Third Party with respect to which the disclosing Party has limited disclosure rights, and which the disclosing Party desires to protect against unrestricted disclosure to others, provided that such information, data, processes, and physical materials are marked as “confidential” and/or “proprietary data” or with an equivalent legend or, if disclosed orally, is identified as confidential proprietary at the time of disclosure and then summarized in a written document marked as “confidential” and/or “proprietary data” that is supplied to the receiving Party within ten (10) Days of initial disclosure.

16.3

Except as permitted herein and in Article 16.4 below, a Party receiving proprietary data shall take all reasonable precautions to prevent publication or disclosure of proprietary data to others, and shall use such data only for the purpose of performance under the Contract. Except as permitted herein and in Article 16.4 below, any other use of such proprietary data shall be made only upon prior written consent of the disclosing Party.

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Each Party agrees to protect the other Party’s proprietary data with the same degree of care as it protects its own proprietary data (but in no event less than a reasonable degree of care), and to restrict disclosures of such proprietary data to those persons, entities (i.e. insurance underwriters), subcontractors and consultants having a need to know the data provided any such person, entity, subcontractor or consultant must first agree in writing to treat any such proprietary data as confidential.

16.4	The aforementioned restrictions on the use and disclosure of proprietary data shall not apply if the proprietary data:

16.4.1	Is in the public domain at the time of receipt or comes into public domain thereafter through no act of the receiving Party that is inconsistent with the aforementioned restrictions;

16.4.2	Is known to the receiving Party prior to disclosure by the disclosing Party;

16.4.3	Is disclosed with the prior written approval of the disclosing Party;

16.4.4	Is independently developed by the receiving Party;

16.4.5	Is lawfully disclosed to the receiving Party by a Third Party under conditions permitting such disclosure;

16.4.6	Is required to finance MSV’s or Sea Launch’s business, by applicable law, regulation or governmental order to be disclosed, but in such case only to the extent so required to be disclosed.

16.5	Upon termination or upon completion of performance under the Contract, and upon the request of one Party, the other Party shall return all proprietary data (including any copies thereof) received from that Party, or provide written certification that such proprietary data has been destroyed, except that either Party may retain one legal file copy.

16.6	Neither Party assumes any liability to the other Party for damages arising from the use of or reliance upon any information disclosed pursuant to this Article 16, except as provided elsewhere herein.

16.7	Information exchanged under this Contract may be subject to U.S. export control laws and regulations, such as the U.S. International Traffic in Arms Regulations (ITAR) or the Export Administration Regulation (EAR). The disclosing Party shall clearly mark any such information exchanged with an appropriate legend indicating the relevant restrictions or applicable laws and regulations. The receiving Party agrees that information subject to such export control laws and regulations shall not be disclosed or transferred to a Third Party or Related Third Party without first obtaining written approval from the disclosing party and complying with all applicable U.S. export control laws and regulations. Such approval shall not be unreasonably withheld.

16.8

Information exchanged under this Contract may be subject to Russian and/or Ukrainian export control laws and regulations. The disclosing Party shall clearly mark any such information exchanged with an appropriate legend indicating the relevant restrictions or applicable laws and regulations. The receiving Party agrees that such information subject

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to such export control laws and regulations shall not be disclosed or transferred to a Third Party or a Related Third Party without first obtaining written approval from the disclosing Party and complying with all applicable export control laws and regulations. Such approval shall not be unreasonably withheld.

ARTICLE 17 — RIGHTS TO INVENTIONS AND DATA

17.1	Sea Launch and MSV agree that neither Party shall by entry into the Contract or by performance of the Contract, acquire any rights to or under the other Party’s patents, proprietary data, or other intellectual property or technical information, unless the grant of any such right is expressly provided for in a separate written agreement duly executed by the granting Party.

ARTICLE 18 — CHANGES

18.1	Except as set forth in Article 18.2, the Contract shall be modified only upon mutual consent and such modification shall be made in writing and shall be signed by authorized agents of both Parties.

18.2	MSV may at any time (***), by a written notice, request changes within the general scope of this Contract. If MSV requests a change (***) any such change will be implemented by Sea Launch only if the Launch Day would remain unaffected as a result of the implementation of such change, unless otherwise agreed to by Sea Launch. If any such change causes an increase or decrease in the cost of, or the time required for the performance, of any part of the work under this Contract, an equitable adjustment, to be negotiated in good faith between the Parties, shall be made in the price, delivery schedule, or other terms affected by the requested change, and the Contract shall be modified in writing accordingly. Any claim by Sea Launch for an adjustment must be made in writing within thirty (30) Days of the receipt of any such notice. Sea Launch shall not proceed with any change under this paragraph until an amendment to this Contract is executed by both Parties authorizing the change and making the corresponding adjustments to the work and/or the terms of this Contract necessitated by the change.

18.3	Sea Launch shall have the right to recommend changes within the general scope of this Contract. Sea Launch shall submit any such change to MSV in writing and MSV shall accept or reject such change in its sole discretion, except for a change(s) arising under Article 7.1.2 which shall be accepted by MSV and result in a mutually agreed equitable adjustment to be memorialized in an amendment to this Contract executed by the Parties. MSV shall respond to any such change proposed by Sea Launch promptly (***) after the date on which Sea Launch submitted the proposed change. If any change causes an increase or decrease in the cost of, or the time required for the performance, of any part of the work under this Contract, an equitable adjustment, to be negotiated in good faith between the Parties, shall be made in the price, delivery schedule, or other terms affected by the requested change, and the Contract shall be modified in writing accordingly. Sea Launch shall not proceed with any change under this paragraph until an amendment to this Contract is executed by both Parties

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authorizing the change and making the corresponding adjustments to the work and/or the terms of this Contract necessitated by the change.

18.4	Launch Service(s) postponements by MSV or Sea Launch shall be resolved in accordance with Article 7, Launch Postponements, of this Contract.

ARTICLE 19 — ASSIGNMENT

19.1	This Contract shall not be transferred, assigned in full or in part, as security or otherwise, or delegated to any other individual, firm, institution, organization or government agency by either Party without the prior written consent of the other Party. Consent to assignment or delegation by either Party shall not be unreasonably delayed or withheld. Any attempted assignment or delegation, without such consent, shall be void and without effect. Any permitted assignment or delegation shall not act to release a Party from its obligations under this Contract unless the consent to assignment or delegation from the other Party specifically provides for such release. Notwithstanding the foregoing and subject to all applicable laws and regulations including United States Export laws, regulations and licenses, including restrictions relating to dealing with prohibited country entities under the International Traffic in Arms (“ITAR”) Section 126, Sea Launch may assign or transfer this Contract to any of its partners and either Party may assign or transfer this Contract and all of its rights and obligations hereunder to: (1) a U.S. parent, wholly owned subsidiary or affiliate, or (2) to any person, firm, corporation or legal entity which at any time, whether by merger, acquisition, amalgamation, purchase or otherwise shall acquire all or substantially all of the assets of the assigning Party provided that the Assignee shall assume all obligations under this Contract and shall be able to confirm to the non-assigning Party in writing, supported by audited financial statements it has a financial profile the same as, or better than, the Party so Assigning. Notwithstanding the foregoing, no Party shall assign or transfer this Contract to a direct competitor of the other Party.

ARTICLE 20 — PUBLIC RELEASE OF INFORMATION

20.1	Except as required by law or regulation, no news release, public announcement, or advertising material relating to this Contract shall be issued by either Party without prior written consent of the other Party. Such consent shall not be unreasonably withheld. All releases shall be coordinated between both Parties. Once the Contract is announced, general disclosure of its existence does not require coordination.

ARTICLE 21 — DISPUTE SETTLEMENT

21.1

The Parties shall endeavor to reach an amicable settlement of any dispute or controversy resulting from, or arising in connection with, the performance of this Contract. In the event a settlement cannot be reached in a timely manner by the Sea Launch and MSV Mission Managers, the dispute or controversy shall be referred to the respective Presidents of Sea Launch and MSV, who shall use their best efforts to reach a settlement acceptable to both Parties. If such a settlement cannot be reached the dispute or controversy shall be submitted to arbitration under the Rules of Conciliation and Arbitration of the American Arbitration Association in Los Angeles, California, by three

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arbitrators appointed pursuant to the governing rules. The arbitration shall be conducted in English as generally spoken in the United States of America. The arbitration award shall be final and binding, and the execution thereof may be entered in any court having jurisdiction.

ARTICLE 22 — APPLICABLE LAW

22.1	The Contract and any matter arising under the Contract, regardless of whether such matter is addressed in the Contract, shall be governed by the laws of the State of New York, USA, excluding its choice of law rules.

ARTICLE 23 — SEVERABILITY

23.1	In the event any of the provisions of the Contract shall, for any reason whatsoever, be held to be invalid or unenforceable, the remaining provisions shall not be affected.

ARTICLE 24 — WAIVERS

24.1	No waiver of any of the provisions of the Contract shall be binding on either Party unless evidenced by a written notice signed by the Party to be bound. Failure of either Party to insist upon performance of any of the terms or conditions herein or to exercise any right or privilege shall not constitute a waiver. A waiver by either Party of a breach of any provision of this Contract does not constitute a waiver of any succeeding breach of the same or any other provision, nor shall it constitute a waiver of the provision itself.

ARTICLE 25 — HEADINGS AND NUMBERS

25.1	The Article, paragraph and sub paragraph headings and numbers are for convenience purposes only and shall not be used to construe the terms of this Contract.

ARTICLE 26 — ENTIRE AGREEMENT

26.1	The Contractual documents referred to in Article 2, Contract Documents, comprise the entire understanding between the Parties with respect to the subject matter of the Contract and shall supersede all prior and contemporaneous discussions and correspondence between the Parties. Neither Party shall be bound by any conditions, warranties, definitions, statements, or documents previous to or contemporaneous with the Contract execution unless the Contract makes express reference thereto.

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IN WITNESS WHEREOF, the Parties hereto have executed the Contract as of the Day and year stated:

Mobile Satellite Ventures LP		Sea Launch Limited Partnership
by its General Partner, Mobile Satellite		acting through its General Partner,
Ventures GP Inc.		Sea Launch Company, L.L.C.

By:	/s/ Alexander H. Good	By:	/s/ Chris O’Connell
Title:	CEO	Title:	VP - Contracts
Date:	5/11/07	Date:	5/11/07

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